                            ARBATAX INTERNATIONAL INC.
                              Brandschenke Str. 64
                            8002 Zurich, Switzerland

June 20, 1996

TO:         THE UNDERSIGNED SHAREHOLDERS OF LOGAN INTERNATIONAL CORP.

Dear Sirs:

Arbatax International Inc. (the "Purchaser") hereby offers to purchase from you and, by your acceptance hereof, you each agree to severally sell, assign and transfer to the Purchaser, the issued and outstanding shares of common stock (the "Purchased Shares") of Logan International Corp. (the "Company") set beside your name on Schedule "A" hereto for a purchase price of $0.54 (U.S.) per share (the "Per Share Price").This offer is conditional upon and subject to the terms and conditions described below.

Covenants, Representations and Warranties

You severally covenant, represent and warrant to the Purchaser, and acknowledge that the Purchaser is relying upon such covenants, representations and warranties in purchasing the Purchased Shares, that:

(c) the Company is a corporation duly incorporated and validly subsisting in all respects under the laws of the State of Washington, U.S.A., and is in good standing with respect to the filing of annual returns;

(d) you are the legal and beneficial owner of and have good and marketable title to all of the Purchased Shares set beside your name on Schedule "A" hereto free and clear of any and all encumbrances, and the Purchased Shares are issued and outstanding as fully paid and non-assessable;

(e) on the Closing Date (as herein defined), you shall cause the Purchased Shares set beside your name on Schedule "A" hereto to be delivered to the Purchaser free and clear of any mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances or demands, whatsoever;

(f) you have good right, power and absolute authority to enter into this agreement and to sell, assign and transfer the Purchased Shares set beside your name on Schedule "A" hereto to the Purchaser in the manner contemplated herein and to perform your obligations under this agreement; and

(g) this agreement has been duly executed and delivered by you and constitutes a valid and binding obligation enforceable against you in accordance with its terms.

The Purchaser covenants, represents and warrants to you, and acknowledges that you are relying upon such covenants, representations and warranties in connection with the sale by you of the Purchased Shares, that:

(a) the Purchaser is a corporation duly incorporated and validly subsisting in all respects under the laws of Canada and is in good standing with respect to the filing of annual returns;

(b) the Purchaser has good right, full corporate power and absolute authority to enter into this agreement and to purchase the Purchased Shares from you in the manner contemplated herein and to perform all of the Purchaser's obligations under this agreement; and

(c) this agreement has been duly executed and delivered by and on behalf of the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

Conditions to Purchase Obligations

The following are conditions to the obligation of the Purchaser to complete the transaction contemplated hereby:

(a) the Purchaser will have obtained all necessary approvals, consents and acceptances of appropriate regulatory authorities in order to permit the Purchaser to purchase and you to sell the Purchased Shares as herein provided on or before June 25, 1996; and

(b) your covenants, representations and warranties contained herein shall be true and correct on the Closing Date as if such covenants, representations and warranties had been made on and as of the Closing Date.

In the event that the foregoing conditions have not been satisfied and/or waived by the Purchaser, this agreement shall be terminated and the parties hereto shall have no further obligations to each other whatsoever.

Closing

The closing of the transaction herein provided for shall be completed on the second business day following the satisfaction of the conditions set forth herein, or on such other day as may be agreed to by you and the Purchaser (the "Closing Date"). The Purchaser may, at its sole discretion, close separately with the persons set forth on Schedule "A" and on different dates if it so elects.

On the Closing Date, you shall deliver:

(a) definitive certificates for the Purchased Shares duly registered as the Purchaser may request; and

(b) such further documentation as the Purchaser may reasonably require in a form satisfactory to the Purchaser,

against delivery by the Purchaser to you or your order of a certified cheque, bank draft or electronic wire transfer in an amount equal to the Per Share Price multiplied by the number of Purchased Shares as set beside your name on Schedule "A" hereto.

Notwithstanding the Closing Date, the transaction herein provided for shall be deemed by the parties hereto to have retroactive economic effect as of January 1, 1996.

All warranties, representations, covenants and agreements herein contained or contained in any document submitted pursuant to this agreement and in connection with the transaction herein contemplated shall survive the purchase and sale of the Purchased Shares by the Purchaser and continue in full force and effect for the benefit of the Purchaser.

This agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and time shall be of the essence hereof.

This agreement constitutes the entire agreement between the parties and, except as stated herein and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations, warranties, covenants and agreements of the respective parties hereto.

This agreement may be executed in any number of counterparts or by facsimile, each of which shall together constitute one and the same instrument and shall together be deemed to be an original, notwithstanding that all of the parties are not signatory to the same counterpart or facsimile.

If you are in agreement with the foregoing terms and conditions and wish to accept this offer, please so indicate by executing a copy of this letter where indicated below and delivering the same to the Purchaser by 4:00 p.m. on June 25, 1996, at which time this offer will expire.

Yours very truly,

ARBATAX INTERNATIONAL INC.

By:   /s/ Michael J.  Smith
   -------------------------------
Name:   Michael J.  Smith
     -----------------------------
Title:     President
      ----------------------------

                                  SCHEDULE "A"

The offer referred to above is hereby accepted on the terms and conditions therein set forth.

DATED this 21st day of June, 1996.

                                                                 Number of
Name                                  Signature                  Purchased Shares
- ----                                  ---------                  ----------------

L. Elderkin               /s/ L.  Elderkin                             149,767
                          ----------------------------------

J. & S. Mitchell          /s/ J. & S.  Mitchell                            500
                          ----------------------------------

R. Elderkin               /s/ R.  Elderkin                               3,500
                          ----------------------------------

L. Elderkin               /s/ L.  Elderkin                               3,579
                          ----------------------------------

D. & J. Jefferey          /s/ D. & J.  Jefferey                          5,000
                          ----------------------------------

E. Ford                   /s/ E.  Ford                                   5,000
                          ----------------------------------

G. Elderkin               /s/ G.  Elderkin                              18,503
                          ----------------------------------

Gee Family Trust          /s/ Gee Family Trust                           8,000
                          ----------------------------------

C. Hynn                   /s/ C.  Hynn                                     800
                          ----------------------------------

Stanford Investment
 Group                    /s/ Stanford Investment Group                  2,000
                          ----------------------------------

E.H. & P.                 /s/ E.H. & P.                                100,000
                          ----------------------------------           -------

                                      TOTAL:                           296,649
                                                                       =======